UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

CARDINAL ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E., Union City, IN 47390
(Address of principal executive offices)

(765) 964-3137
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement

    On June 14, 2021, Cardinal Ethanol, LLC ("Cardinal") and Air Products and Chemicals, Inc. ("Air Products"), entered into a Third Amendment to Carbon Dioxide Purchase and Sale Agreement to be effective June 1, 2021, which amends the Carbon Dioxide Purchase and Sale Agreement dated March 8, 2010, as amended on November 22, 2011 and April 30, 2020 (the "Agreement"). Pursuant to the Agreement, Cardinal agrees to sell and Air Products agrees to take or pay for a portion of the carbon dioxide gas produced by the plant.

    The Amendment increases the price paid for the carbon dioxide to $7.00 per ton subject to an annual 2% price increase. However, in the event of a take or pay shortfall, the price paid for the shortfall per ton is reduced by $1.00. The Amendment also provides that Cardinal may do anything it wishes with carbon dioxide gas it produces in excess of the quantity it is obligated to sell to Air Products provided that if Cardinal sells to others who sell liquid carbon dioxide to end-users in direct competition with Air Products then (i) Air Products' annual take or pay obligation shall be reduced accordingly; and (ii) Air Products shall have the option to terminate the Agreement upon 90 days written notice.

The Amendment provides that the initial term of the Agreement shall continue until May 31, 2026 with automatic one-year renewal periods thereafter unless terminated by either party by providing at least six months written notice prior to the expiration of the term. In addition, the Amendment provides that, after the three year anniversary of the Effective Date, Cardinal may terminate the Agreement as follows: (i) upon the occurrence of a "Change of Control Event" as defined in the Amendment upon 90 days written notice; or (ii) if Cardinal determines to sequester its carbon dioxide upon 180 days written notice.

The Amendment also gives the parties the right to renegotiate the affected terms of the Agreement following the occurrence of certain state or federal externally imposed changes if the total financial impact exceeds $100,000 annually. If the parties are unable to reach agreement, then the party seeking to renegotiate may terminate the Agreement upon 180 days written notice.

Item 8.01 Other Events

On June 15, 2021, the board of directors of Cardinal declared a cash distribution of $200 per membership unit to unit holders of record at the close of business on June 15, 2021, for a total distribution of $2,921,200. Cardinal expects to pay the distribution by the beginning of July 2021.

Item 9.01 Financial Statements and Exhibits

(a)None.

(b)None.

(c)None.

(d)Exhibits.

Exhibit No.    Description

99.1	Third Amendment to Carbon Dioxide Purchase and Sale Agreement Between Cardinal Ethanol, LLC and Air Products and Chemicals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: June 16, 2021	/s/ William Dartt
William Dartt, Chief Financial Officer
(Principal Financial Officer)